UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2012

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A Commercial Wharf West, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2012, Converted Organics Inc. (the "Company") entered into a Purchase and Sale of Business Agreement (the "Agreement") with RI Vertical Farm Partners, LLC ("RI Vertical"), whereby the Company transferred its entire ownership of TerraSphere Inc. (100% owned by the Company) and the subsidiaries of TerraSphere Inc. to RI Vertical for consideration of $5.00. Under the Agreement, RI Vertical receives all of the assets of TerraSphere Inc. and its subsidiaries and assumes all of the liabilities of TerraSphere Inc. and its subsidiaries.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 7, 2012, Converted Organics Inc. (the "Company") completed the sale of its TerraSphere business (see item 1.01). The pro forma results of operations as of December 31, 2011 and the pro forma results of operations and balance sheet as of September 30, 2012 are attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

99.1 Purchase and Sale of Business Agreement between Converted Organics Inc. and RI Vertical Farm Partners, LLC

99.2(a) Notes to Unaudited Pro Forma Consolidated Financial Statements

99.2(b) Unaudited Pro Forma Consolidated Financial Statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

December 13, 2012	By:	Edward J. Gildea

Name: Edward J. Gildea
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Purchase and Sale of Business Agreement
99.2(a)	Notes to Unaudited Pro Forma Consolidated Financial Statements
99.2(b)	Unaudited Pro Forma Consolidated Financial Statements